SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                        ----------------


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):           September 7, 1999
                                             -----------------



                  INSITUFORM TECHNOLOGIES, INC.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


    Delaware                 0-10786              13-3032158
------------------         ------------         --------------
 (State or other           (Commission          (IRS Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)


702 Spirit 40 Park Drive, Chesterfield, Missouri         63005
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                               (636) 530-8000
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Item 5.   Other Events.
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     On September 7, 1999, the Registrant announced that, in
previously reported patent infringement proceedings initiated by the Registrant against CAT Contracting, Inc. ("CAT"), Michigan Sewer Construction Company, FirstLiner U.S.A. ("FirstLiner") (formerly InLiner U.S.A.) and Kanal Sanierung Hans Muller GmbH & Co., the United States District Court for the Southern District of Texas rendered its final judgment and awarded damages to Registrant in the amount of approximately $9.5 million. The court also named Giulio Catallo, the owner and chief executive officer of CAT and FirstLiner, as an individual party defendant in the proceedings. The Registrant is currently unable to ascertain the ability of the defendants to satisfy the judgment or whether defendants will elect to appeal.

     Reference is hereby made to the Registrant's press release issued September 7, 1999 attached to this Current Report as Exhibit 99, which is hereby incorporated into this item.


Item 7.
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     (c) Exhibits.

     The exhibit filed as part of this Current Report on Form 8-K is listed in the attached Index to Exhibits.

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

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            INSITUFORM TECHNOLOGIES, INC.

                            By s/Anthony W. Hooper
                              ------------------------------
                              Anthony W. Hooper
                              President

Dated: September 10, 1999

                        INDEX TO EXHIBITS


Exhibit        Description
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99             Press Release of the Registrant issued September 7,
               1999